Ex. 99-B(5)(b)

Annuities

VARIABLE ANNUITY APPLICATION

ING USA Annuity and Life Insurance Company (“ING USA”)

Service Office: P.O. Box 9271, Des Moines, IA 50306-9271

Overnight Address: 909 Locust Street, Des Moines, IA 50309-2899; Phone: 800-366-0066

For Agent Use Only: Clients Account Number:
If this customer data form is being signed in a state other than the owner's resident state, please specify the state where the business was solicited and the purpose of the visit

1. OWNER/ANNUITANT

Name	Trust Date

SSN/TIN	DOB	Male	Female

Permanent Street Address

City	State	Zip

Phone #	Email Address

2. BENEFICIARY(IES) (Must be completed. Please refer to prospectus for details.)

Primary Beneficiary

Name	Birth Date	Percent	%

SSN/TIN	Relationship to Annuitant

Address

Primary	Contingent Beneficiary

Name	Birth Date	Percent	%

SSN/TIN	Relationship to Annuitant

Address

Primary	Contingent Beneficiary

Name	Birth Date	Percent	%

SSN/TIN	Relationship to Annuitant

Address

Primary	Contingent Beneficiary

Name	Birth Date	Percent	%

SSN/TIN	Relationship to Annuitant

Address

Please use the space in section 9 if you need to list more Beneficiaries. Be sure to designate whether additional Beneficiaries are Primary or Contingent. If no percentages are provided, beneficiary proceeds will be split equally.

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3. PRODUCT SELECTION

ING Retirement Solutions Rollover Choice Variable Annuity

4. PLAN TYPE FOR NEW CONTRACT (Qualified or Non-Qualified. Select One.)

Non-Qualified:	Non-qualified

Non-qualified Transfer/1035 Exchange ("Like to Like" transfer)

Qualified:	IRA	IRA Transfer	IRA Rollover from Qualified Plan

	TSA/403(b)	Qualified Other

If this is an IRA contribution, please indicate the amount and the tax year.

Roth IRA. If this is a transfer, provide the original conversion/establishment date and amount:

5. AVAILABLE OPTIONS

Death Benefit Option Packages (Select one. If no selection is made, the death benefit will default to "Option Package I".)

A.	Option Package I

B.	Option Package II

C.	Option Package III

Death Benefit, withdrawal options and expenses will vary depending on the Option Package chosen. Please refer to your prospectus for further details on the Option Packages available under this contract.

Optional Living Benefit (Select one.)

Minimum Guaranteed Income Benefit (MGIB)

LifePay (Available in AK, AL, AR, AZ, CA, CO, CT, DC, DE, FL, GA, HI, IA, ID, IL, IN, KS, KY, LA, MD, ME, MI,

MO, MS, MT, NC, ND, NH, NJ, NM, NV, OH, OK, PA, RI, SC, SD, TN, TX, VA, VT, WA, WI, WV, and WY.) Funs must be allocated per LifePay requirements detailed on page 4. Read your prospectus carefully regarding details about LifePay. Applications that do not comply with these requirements will be deemed not in good order, and the contract will not be issued until correct investment instructions are received. If you choose LifePay, use only section 7B to complete your allocation selection.

6. PAYMENT INFORMATION (Make checks payable to ING USA Annuity and Life Insurance Company.)

Initial Premium Paid: $

Estimated amount of Transfer/1035 Exchange: $

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7A. ALLOCATION SELECTION – USE IF YOU HAVE NOT ELECTED THE LIFEPAY BENEFIT OPTION

Complete page 4, Section 7B if you have elected the LifePay Benefit Option.

To elect an optional DCA transfer program, allocate money to ING Liquid Assets, 6-Month DCA, or 12-Month DCA, and indicate the funds the DCA is to go to by writing percentages in the "DCA (Optional)" columns. Enter allocations in whole percentages. The initial and DCA allocations must each total 100%.

Monthly transfer amount $________ (Maximum 1/12 of amount allocated to divisions below. Not applicable for 6-Month DCA.)

Variable Investments1

Initial (Required)		DCA (Optional)		Initial (Required)		DCA (Optional)
%	Fidelity® VIP Contrafund		%	%	ING Solution 2025%
%	Fidelity® VIP Equity-Income		%	%	ING Solution 2035%
%	Fidelity® VIP Growth		%	%	ING Solution 2045%
%	Fidelity® VIP Overseas		%	%	ING Solution Income	%
%	Franklin Small Cap Value Securities		%	%	ING T. Rowe Price Diversified Mid Cap Growth	%
%	ING American Century Large Company Value		%	%	ING T. Rowe Price Equity Income	%
%	ING American Century Select		%	%	ING T. Rowe Price Growth Equity	%
%	ING American Century Small Cap Value		%	%	ING UBS U.S. Large Cap Equity	%
%	ING American Funds Growth		%	%	ING Van Kampen Comstock Fund	%
%	ING American Funds Growth-Income		%	%	ING Van Kampen Equity and Income	%
%	ING American Funds International		%	%	ING VP Balanced	%
%	ING Baron Small Cap Growth		%	%	ING VP Financial Services	%
%	ING Evergreen Omega		%	%	ING VP Global Science and Technology	%
%	ING Fundamental Research		%	%	ING VP Growth	%
%	ING GET U.S. Core	N/A		%	ING VP Growth and Income	%
%	ING Goldman Sachs Capital Growth		%	%	ING VP Index Plus LargeCap	%
%	ING JPMorgan Fleming International		%	%	ING VP Index Plus MidCap	%
%	ING JPMorgan Mid Cap Value		%	%	ING VP Index Plus SmallCap	%
%	ING Legg Mason Value		%	%	ING VP Intermediate Bond[2]	%
%	ING Liquid Assets[2]		%	%	ING VP International Equity	%
%	ING MFS Capital Opportunities		%	%	ING VP International Value	%
%	ING MFS Total Return		%	%	ING VP LargeCap Growth	%
%	ING OpCap Balanced Value		%	%	ING VP MidCap Opportunities	%
%	ING Oppenheimer Global		%	%	ING VP Real Estate	%
%	ING Oppenheimer Strategic Income[2]		%	%	ING VP SmallCap Opportunities	%
%	ING PIMCO Core Bond[2]		%	%	ING VP Small Company	%
%	ING PIMCO High Yield		%	%	ING VP Strategic Allocation Balanced	%
%	ING PIMCO Total Return[2]		%	%	ING VP Strategic Allocation Growth	%
%	ING Pioneer Fund		%	%	ING VP Strategic Allocation Income	%
%	ING Pioneer Mid Cap Value		%	%	ING VP Value Opportunity	%
%	ING Salomon Bros. Aggressive Growth		%	%	Oppenheimer Main Street Small Cap	%
%	ING Salomon Bros. Fundamental Value		%	%	PIMCO VIT Real Return	%
%	ING Solution 2015%			%	Pioneer Equity-Income VCT	%

Fixed Investment Options3

(Not Available in MD, WA & OR.)

%	6-Month DCA	N/A	%	Fixed Account 5-Year Term	N/A
%	12-Month DCA	N/A	%	Fixed Account 7-Year Term	N/A

Note: If you elect a series of the GET U.S. Core Portfolio ("GET Fund"), please note that during the offering period your contract value will be invested in a fixed interest allocation until the commencement of the guarantee period for that portfolio.

1 The available share class is subject to service and/or 12b-1 fees.

2 These portfolios are "special funds." Transfers to and from and amounts invested in these portfolios may affect death benefit and living benefit guarantees.

3 May not be available in all states. Read the appropriate Prospectus and any Prospectus Supplements for more information.

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7B. ALLOCATION SELECTION – USE IF YOU HAVE ELECTED THE LIFEPAY BENEFIT OPTION

Complete page 3, Section 7A if you did not elect the LifePay Benefit Option.

Enter allocations in whole percentages according to the following options. Dollar Cost Averaging (DCA) allocations also must follow the option limitations.

To elect an optional DCA transfer program, allocate money to either 6-Month DCA or 12-Month DCA, and indicate the funds the DCA is to go to by writing percentages in the "DCA (Optional)" columns. The initial and DCA allocations must each total 100%.

Monthly transfer amount $_____________ (Maximum 1/12 of amount allocated to divisions below. Not applicable for 6-Month DCA.)

Option 1 -	You may allocate entirely among Accepted Funds without restriction.

Option 2 -

You may elect not to allocate any account value to Accepted Funds and allocate entirely among LifePay Fixed Allocation Fund(s) and Other Funds. However, at least 20% of the account value must be invested in LifePay Fixed Allocation Fund(s).

Option 3 -

You may allocate among a combination of Accepted Funds, LifePay Fixed Allocation Fund(s), and Other Funds. However, at least 20% of the account value not invested in Accepted Funds must be invested in LifePay Fixed Allocation Fund(s).

Accepted Funds

Initial (Required)	Variable Investments[1,3]	DCA (Optional)	Initial (Required)	Fixed Investments[3]	DCA (Optional)
%	ING Solution 2015%		%	6-Month DCA	N/A
%	ING Solution 2025%		%	12-Month DCA	N/A
%	ING Solution 2035%		%	Fixed Account 1-Year Term	N/A
%	ING Solution Income Portfolio	%	%	Fixed Account 3-Year Term	N/A
%	ING Liquid Assets[2]	%

LifePay Fixed Allocation Fund(s)

%	ING VP Intermediate Bond	%	%	Fixed Account 5-Year Term	N/A
			%	Fixed Account 7-Year Term	N/A

Other Funds1,3

Initial (Required)		DCA (Optional)		Initial (Required)		DCA (Optional)
%	Fidelity® VIP Contrafund		%	%	ING Solution 2045%
%	Fidelity® VIP Equity-Income		%	%	ING Solution Income	%
%	Fidelity® VIP Growth		%	%	ING T. Rowe Price Diversified Mid Cap Growth	%
%	Fidelity® VIP Overseas		%	%	ING T. Rowe Price Equity Income	%
%	Franklin Small Cap Value Securities		%	%	ING T. Rowe Price Growth Equity	%
%	ING American Century Large Company Value		%	%	ING UBS U.S. Large Cap Equity	%
%	ING American Century Select		%	%	ING Van Kampen Comstock Fund	%
%	ING American Century Small Cap Value		%	%	ING Van Kampen Equity and Income	%
%	ING American Funds Growth		%	%	ING VP Balanced	%
%	ING American Funds Growth-Income		%	%	ING VP Financial Services	%
%	ING American Funds International		%	%	ING VP Global Science and Technology	%
%	ING Baron Small Cap Growth		%	%	ING VP Growth	%
%	ING Evergreen Omega		%	%	ING VP Growth and Income	%
%	ING Fundamental Research		%	%	ING VP Index Plus LargeCap	%
%	ING GET U.S. Core	N/A		%	ING VP Index Plus MidCap	%
%	ING Goldman Sachs Capital Growth		%	%	ING VP Index Plus SmallCap	%
%	ING JPMorgan Fleming International		%	%	ING VP International Equity	%
%	ING JPMorgan Mid Cap Value		%	%	ING VP International Value	%
%	ING Legg Mason Value		%	%	ING VP LargeCap Growth	%
%	ING MFS Capital Opportunities		%	%	ING VP MidCap Opportunities	%
%	ING MFS Total Return		%	%	ING VP Real Estate	%
%	ING OpCap Balanced Value		%	%	ING VP SmallCap Opportunities	%
%	ING Oppenheimer Global		%	%	ING VP Small Company	%
%	ING Oppenheimer Strategic Income[2]		%	%	ING VP Strategic Allocation Balanced	%
%	ING PIMCO Core Bond[2]		%	%	ING VP Strategic Allocation Growth	%
%	ING PIMCO High Yield		%	%	ING VP Strategic Allocation Income	%
%	ING PIMCO Total Return[2]		%	%	ING VP Value Opportunity	%
%	ING Pioneer Fund		%	%	Oppenheimer Main Street Small Cap	%
%	ING Pioneer Mid Cap Value		%	%	PIMCO VIT Real Return	%
%	ING Salomon Bros. Aggressive Growth		%	%	Pioneer Equity-Income VCT	%
%	ING Salomon Bros. Fundamental Value		%	%		%

1 The available share class is subject to service and/or (12b-1) fees.

2 Death benefit and living benefit guarantees may be affected by amounts invested in or transferred to and from these investment options.

3 DCA does not ensure a profit or guarantee against loss in a declining market.

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8. OPTIONAL AUTOMATIC PROGRAM

OPTIONAL SYSTEMATIC PARTIAL WITHDRAWALS (Select one below.)

To have your withdrawals deposited into your bank account, please complete the bank account information on page 6.

Maximum Amount available free of deferred sales charge.

Maximum Annual Withdrawal under LifePay

Specified systematic Payment $________________________________ ($100.00 Minimum)

Specified Percentage ________________%

Frequency:	Monthly	Quarterly	Annually

Day of Month	Beginning the month of	Year

Withdrawals must wait 30 days after the investment date to begin.

I do not want income tax withheld.

I would like the following income tax withheld:

Federal $__________ or %________	State $__________ or %________

If the income tax election is not selected, a 10% federal income tax and any state-mandated income tax will be automatically withheld from the taxable amount on any distribution. If you do not elect withholding or if you do not have enough tax withheld, you are liable for payment of federal income tax on the taxable portion of your distribution. You may also be subject to tax penalties under the estimated tax payment rules if your payments of estimated tax and withholding are inadequate.

Check here if you do not wish to reduce the dollar amount of this withdrawal in the event of a surrender charge. (Please note that your initial dollar amount cannot be higher than the maximum available. Going over the maximum available may incur a surrender charge and may have an adverse effect on the death benefit amounts.)

OPTIONAL ACCOUNT REBALANCING PROGRAM (May not use with DCA. Minimum $10,000 contract value required.)

Account Rebalancing will begin the last business day of the period selected below and re-occur the last business days of each subsequent period. Please consult your prospectus for details regarding this feature as well as restrictions, minimum or maximum limitations, fees and other applicable information. Automatic Allocation Rebalancing does not apply to the Fixed Allocation(s) and cannot be elected if you participate in Dollar Cost Averaging. The percentages will be proportionally recalculated for subsequent reallocations if you have chosen a Fixed Allocation Election. Any subsequent reallocation, add-on or partial withdrawal you direct, other than on a pro rata basis, will terminate this program.

Please rebalance my portfolio to the allocation on this form:	Quarterly	Semi-Annually	Annually

Account Rebalancing Program is not permitted into the ING GET U.S. Core Portfolio.

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8. OPTIONAL AUTOMATIC PROGRAMS (continued)

OPTIONAL PRE-AUTHORIZED PAYMENT PLAN (Complete bank account information below.)

To have ING USA withdraw payments from your bank account and deposit them into your annuity contract, please complete the Bank Account Information section below.

I understand that all payments made will be allocated pro rata according to the initial allocations entered on this form. I understand and agree to indemnify ING USA for any costs incurred should there be insufficient funds in the below listed account. I further understand that ING USA may sell sufficient investments in the divisions underlying my contract to recover the full amount of the debit entry.

Deduction Frequency:	Monthly	Quarterly	Semi-Annually	Annually

Amount	($25.00 Minimum) Date to Start Transfer

BANK ACCOUNT INFORMATION (Please verify this information with your bank prior to submission.)

I hereby authorize ING USA to initiate a debit/credit entry(ies) to the account indicated below and in the amount and frequency listed above. This authorization shall remain in force until I give ING USA written notice of termination of this authorization and sufficient time to process. A voided check is required for a checking account. A voided personalized preprinted deposit slip is required for a savings account.

Bank Name

Bank Routing/ABA Number	Bank Phone Number

Bank Address	City	State	Zip

Bank Account Number	Bank Account Type:	Checking	Savings

TAPE VOIDED CHECK HERE

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9. SPECIAL REMARKS

10. IMPORTANT NOTICE REGARDING REPLACEMENT

Do you currently have any existing annuity or life insurance policies or coverage?

Yes (Please continue below.)	No (Proceed to section 11.)

This purchase may involve discontinuing or changing an existing policy or contract. If so, a replacement is occurring. Financed purchases are also considered replacements.

A replacement occurs when a new policy or contract is purchased and in connection with the sale you discontinue making premium payments on the existing policy or contract or an existing policy or contract is surrendered, forfeited, assigned to the replacing insurer or otherwise terminated or used in a financed purchase.

A financed purchase occurs when the purchase of a new life insurance policy or an annuity contract involves the use of funds obtained by the withdrawal or surrender of or by borrowing some or all of the policy values including accumulated dividends of an existing policy to pay all or part of any premium or payment due on the new policy. A financed purchase is a replacement.

You should carefully consider whether a replacement is in your best interest. You will pay acquisition costs and there may be surrender costs deducted from your policy or contract. You may be able to make changes to your existing policy or contract to meet your insurance needs at less cost. A financed purchase will reduce the value of your existing policy and may reduce the amount paid upon the death of the insured.

We want you to understand the effects of replacements before you make your purchase decision and ask that you answer the following questions.

1. Are you considering discontinuing making premium payments, surrendering, forfeiting, assigning to the insurer, or otherwise terminating your existing policy or contract?

Yes	No

2. Are you considering using funds from your existing policies or contracts to pay premiums due on this new policy or contract?

Yes	No

If you answered “Yes” to either of the above questions, please complete and return with this form a copy of any state replacement form(s), if applicable.

I do not want this notice read aloud to me, ________ (Owner/Applicants must initial here ONLY if they do not want the above notice read aloud.)

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11. TELEPHONE REALLOCATION AUTHORIZATION

I authorize ING USA to act upon reallocation instructions, given by electronic means or voice command from the agent named in section 14 and/or the following individuals listed below upon furnishing their Social Security Number or alternative identification number.

I authorize the agent, the Owner must initial: _______________

Provide the name and Social Security Number of other authorized individuals below1:

Name	SSN
Name	SSN

Neither ING USA nor any person authorized by ING USA will be responsible for any claim, loss, liability or expense if the company or authorized person acts in good faith in reliance upon this authorization in connection with oral/electronic instructions. ING USA will continue to act upon this authorization until such time as the person indicated above is no longer affiliated with the broker/dealer under which my contract was purchased or until such time as I notify ING USA in writing of a change in instructions. ING USA may discontinue or limit this privilege at any time.

1If the authorized person's SSN is not provided, the individual will not be authorized.

12. STATE REQUIRED NOTICES

Below are notices that apply only in certain states. Please read the following carefully to see if any apply in your state.

Arizona: On receiving your written request, we will provide you with information regarding the benefits and provisions of the annuity contract for which you have applied. If you are not satisfied, you may cancel your contract by returning it within 20 days after the date you receive it. Any premium paid for the returned contract will be refunded without interest.

California Reg. 789.8: The sale or liquidation of any asset in order to buy insurance, either life insurance or an annuity contract, may have tax consequences. Terminating any life insurance policy or annuity contract may have early withdrawal penalties or other costs or penalties, as well as tax consequences. You may wish to consult independent legal or financial advice before the sale or liquidation of any asset and before the purchase of any life insurance or annuity contract.

Colorado: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado division of insurance within the department of regulatory agencies.

Florida: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing false, incomplete, or misleading information is guilty of a felony of the third degree.

Kentucky: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

New Jersey: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

Ohio: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

Pennsylvania: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

Virginia: Any person who, with the intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may have violated the state law.

Arkansas, Washington D.C., Hawaii, Louisiana, Maine, New Mexico, Oklahoma, and Tennessee: Any person who knowingly and with intent to injure, defraud or deceive any insurance company, submits an application for insurance containing any materially false, incomplete, or misleading information, or conceals for the purpose of misleading, any material fact, is guilty of insurance fraud, which is a crime and in certain states, a felony. Penalties may include imprisonment, fine, denial of benefits, or civil damages.

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13. APPLICANT SIGNATURES AND ACKNOWLEDGEMENTS

(Please read carefully, fill in all requested information, and sign below.)

Important information: To help the government fight the funding for terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. What this means to you: when you apply for an annuity, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver's license or other identifying documents.

By signing below, I acknowledge receipt of the Prospectus. I agree that, to the best of my knowledge and belief, all statements and answers in this form are complete and true and may be relied upon in determining whether to issue the applied for variable annuity. Only the owner and ING USA Annuity and Life Insurance Company have the authority to modify this form.

The Annuity applied for does not take effect until ING USA Annuity and Life Insurance Company receives the premium payment. Make checks payable ONLY to ING USA Annuity and Life Insurance Company. Do not make checks payable to the agent, an agency or other company.

Variable Annuities and the underlying series shares or securities which fund them are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are also subject to market fluctuation, investment risk and possible loss of principal invested.

I understand that when based on the investment experience of the Separate Account Division, the variable annuity cash surrender values may increase or decrease on any day and that no minimum value is guaranteed. The variable annuity applied for is in accord with my anticipated financial objectives.

I understand the value allocated to any Account subject to a Market Value Adjustment may increase or decrease if surrendered or withdrawn prior to a specified date(s) as stated in the contract.

I also represent that the Social Security Number or Tax Identification Number shown on this form is correct.

Owner Signature

Signed at (City, State)	Date

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14. AGENT INFORMATION AND SIGNATURE

Do you have any reason to believe that the contract applied for will replace any existing annuity or life insurance coverage?

Yes	No (If "Yes", complete and attach a copy of any state replacement forms that apply.)

If your state has adopted the NAIC Model Replacement Regulation or other state specific replacement regulations, did you remember to do the following?

Provide any required replacement notice to the client and offer to read it aloud? (Note: If either of the questions in
Replacement Section 10 is answered "Yes", you must provide a replacement notice.)

Complete the replacement notice for your state if another insurance contract is being replaced?

Complete any required state specific paperwork?

By signing below you certify: 1) any sales material was shown to the applicant and a copy was left with the applicant, 2) you used only insurer-approved sales material, 3) you have not made statements that differ from the sales material, and 4) no promises were made about the future value of any contract elements that are not guaranteed. (This includes any expected future index gains that may apply to this contract.)

Comp

Compensation Alternative

Option A

Comp

Check here if there is more than one agent on this contract.

Split for Agent #1	%, Agent #2	%, Agent #3%

Please note: Compensation will be split equally if no percentages are indicated. Partial percentages will be rounded up. Agent #1 will be given the highest percentage in the case of unequal percentages. Agent #1 will receive all correspondence regarding the policy.

Comp

Agent #1

Print Name	Signature

SSN	Agent Phone

FL License#/Broker Code	Broker/Dealer Branch

Agent #2

Print Name	Signature

SSN	Agent Phone

FL License#/Broker Code	Broker/Dealer Branch

Agent #3

Print Name	Signature

SSN	Agent Phone

FL License#/Broker Code	Broker/Dealer Branch

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